UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 9, 2022 (December 8, 2022)
GIBRALTAR INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-22462	16-1445150
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)
3556 Lake Shore Road
P.O. Box 2028
Buffalo, New York 14219-0228
(Address of principal executive offices) (Zip Code)
(716) 826-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ROCK	NASDAQ Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On December 8, 2022, Gibraltar Industries, Inc. (the “Company”) and its wholly owned subsidiary, Gibraltar Steel Corporation of New York (“GSCNY”), as borrowers, entered into a Credit Agreement with the lenders named therein, KeyBank National Association, as administrative agent, swing line lender and issuing lender, KeyBanc Capital Markets Inc., as joint lead arranger and joint book runner, Bank of America, N.A., M&T Bank, PNC Bank, National Association, as joint lead arrangers, joint book runners and co-syndication agents, and Comerica Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents (the “Credit Agreement”).

The Credit Agreement provides for a revolving credit facility and letters of credit in an aggregate amount equal to $400 million. The Credit Agreement also provides the Company the right, upon request, to increase the amount of the credit facility to $700 million in minimum increments of $25 million. The additional $300 million in credit available to the Company may be obtained as a term loan, an increase in the amount of the revolving credit facility available to the Company or a combination of an increase in the revolving credit facility and one or more term loans.

Proceeds of borrowings under the Credit Agreement were used to refinance the existing indebtedness under the Sixth Amended and Restated Credit Agreement dated as of January 24, 2019 (see Item 1.02 below), concurrently with the Company’s execution of the Credit Agreement.

Borrowings under the Credit Agreement bear interest, at the Company’s option, at a rate equal to the applicable margin plus (a) a base rate, (b) a daily simple SOFR rate, (c) a term SOFR rate or (d) for certain foreign currencies, a foreign currency rate, in each case subject to a 0% floor. Through March 31, 2023, the Credit Agreement has an initial applicable margin of 0.125% for base rate loans and 1.125% for SOFR and alternative currency loans. Thereafter, the applicable margin ranges from 0.125% to 1.00% for base rate loans and from 1.125% to 2.00% for SOFR and alternative currency loans based on the Company’s Total Net Leverage Ratio (as defined in the Credit Agreement). In addition to the foregoing, the Credit Agreement is subject to an annual commitment fee, payable quarterly, which is initially 0.20% of the daily average undrawn balance of the revolving credit facility and, from and after April 1, 2023, ranges between 0.20% and 0.25% of the daily average undrawn balance of the revolving credit facility based on the Company’s Total Net Leverage Ratio.

The Credit Agreement contains customary affirmative and negative covenants and events of default. Upon the occurrence of an event of default, the amounts outstanding under the Credit Agreement may be accelerated and may become immediately due and payable. In addition, the Credit Agreement contains two financial covenants which prohibit the Company from having: (i) a Total Net Leverage Ratio in excess of 4.00 to 1.00 (or 4.50 to 1.00 during certain periods); and (ii) an Interest Coverage Ratio of less than 3.00 to 1.00 (each, as defined in the Credit Agreement).

The Credit Agreement provides that the maturity date for the revolving credit facility is December 8, 2027, on which date, the facility will terminate. All borrowings under the facility must be repaid on or before the maturity date.

The obligations of the Company and GSCNY under the Credit Agreement are guaranteed by certain of GSCNY and the Company’s subsidiaries (the “Guarantors”). All obligations under the Credit Agreement, and the guarantees of such obligations, are secured by substantially all assets of the Company, GSCNY and the Guarantors, other than certain excluded assets.

Certain of the lenders under the revolving credit facility and/or their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, such as cash management, credit card programs, brokerage services, investment banking, trust and leasing services, and foreign exchange and other derivative arrangements.

The forgoing description of the Credit Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Credit Agreement has been filed to provide investors and security holders with information regarding its terms, provisions, conditions, and covenants and is not intended to provide any other factual information respecting the Company or its subsidiaries. In particular the Credit Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transaction. The assertions embodied in those representations and warranties may be qualified or modified by information in disclosure schedules that the parties have exchanged in connection with executing the Credit Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of this report, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly investors and security holders should not rely on the representations and warranties in the Credit Agreement as characterizations of the actual state of any fact or facts.

Item 1.02	Termination of a Material Definitive Agreement

Concurrently with entering into the Credit Agreement, the Company and GSCNY paid off all amounts owed under the Sixth Amended and Restated Credit Agreement dated as of January 24, 2019 with the lenders named therein and KeyBank National Association, as administrative agent, swing line lender and issuing lender (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on January 25, 2019), and such Sixth Amended and Restated Credit Agreement (together with all security agreements entered in connection therewith) was terminated in connection therewith. There were no prepayment penalties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth in Item 1.01 above is incorporated herein by reference.

Item 7.01      Regulation FD Disclosure

A copy of the Company’s December 9, 2022 press release announcing the execution of the Credit Agreement is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and the press release attached as Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless the Company specifically incorporates it by reference in a document filed under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits
    (a)-(c)    Not Applicable
    (d)    Exhibits:

Exhibit No.	Description
10.1
Credit Agreement dated as of December 8, 2022 among Gibraltar Industries, Inc. and Gibraltar Steel Corporation of New York, as borrowers, the lenders named therein, KeyBank National Association, as administrative agent, swing line lender and issuing lender, KeyBanc Capital Markets Inc., as joint lead arranger and joint book runner, Bank of America, N.A., M&T Bank, PNC Bank, National Association, as joint lead arrangers, joint book runners and co-syndication agents, and Comerica Bank, TD Bank, N.A. and Wells Fargo Bank, National Association, as co-documentation agents (1)

99.1	Press Release issued by Gibraltar Industries, Inc. on December 9, 2022
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

(1)	Schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish any omitted schedules or exhibits upon the request of the Securities and Exchange Commission. A list of the omitted schedules and exhibits to this agreement is set forth in the agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GIBRALTAR INDUSTRIES, INC.
Date:	December 9, 2022
		By:	/s/ Jeffrey J. Watorek
Jeffrey J. Watorek
Vice President and Treasurer

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